Exhibit 10.1

EXECUTIVE OFFICER FY2006 VARIABLE COMPENSATION PLAN

1.	Proposed corporate goals for FY06 – officer performance based compensation will be based on the following Company-wide revenues (in millions of dollars):

	Q1	Q2	Q3	Q4	FY

Revenue targets	*	*	*	*	*

2.	The decision to award variable compensation is subject to evaluation each quarter by the Compensation Committee, which will consider recommendations by the CEO, and is based on both company performance (as specified above) and each executive officer’s individual performance.

3.	Assigned target bonus amounts will be paid in cash on a quarterly basis starting at achievement by the Company of *% of the consolidated revenue target and continuing on a linear basis to 100% achievement. Should the Company exceed the consolidated revenue target, executive officers will receive additional bonus compensation calculated by extending the line starting at *% at the same slope; e.g., the bonus will be double the target bonus in a particular quarter if revenues are *% of corporate targets. Target bonus amounts are established by the Compensation Committee in consultation with the Chief Executive Officer.

There is no obligation to exceed corporate revenue targets unless it is deemed in the interest of the Company as a whole.

4.	The Compensation Committee recognizes that the Q3 and Q4 targets are preliminary, and it is likely that the CEO will ask for these numbers to be reviewed later in the fiscal year.

5.	The compensation committee delegates to the CEO the power to award Company-wide bonuses to executive officers provided that the method used to determine these bonuses is comparable to that used to determine the bonuses for non- executive officers.

6.	The participants in this plan shall be those persons designated from time to time by the board of directors as the executive officers of the Company.

(* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.)